Exhibit 16.1

February 27, 2004

Securities and Exchange Commission
Mail Station 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

     We have read the statements made by Availent Financial, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated February 27, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/    MASSELLA AND ASSOCIATES, CPA, PLLC

Massella and Associates, CPA, PLLC